Exhibit 5.1

May 15, 2025

Gogo Inc.

105 Edgeview Dr., Suite 300

Broomfield, CO 80021

Re:	Gogo Inc. – Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as New York counsel to Gogo Inc., organized under the laws of Delaware (the “Company”), in connection with the preparation and filing by the Company with the Securities and Exchange Commission (the “Commission”) of an automatic shelf registration statement on Form S-3ASR (as amended, the “Registration Statement”) and the related prospectus relating to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the offer and sale, from time to time, of up to an aggregate of 56,550,660 of shares of our Common Stock by the selling security-holders (the “Resale Shares”) named in the Registration Statement (each a “Selling Security-Holder” and collectively, the “Selling Security-Holders”). The Securities that are being registered under the Registration Statement will have an indeterminate aggregate initial offering price and will be offered on a continuous or delayed basis pursuant to the provisions of Rule 415 under the Securities Act.

The Registration Statement includes a base prospectus relating to the offer and sale of the Resale Shares (the “Base Prospectus”), which will be supplemented by one or more prospectus supplements in connection with the sale of the Resale Shares. Each such prospectus supplement, together with the Base Prospectus, is referred to herein as a “Prospectus.”

This opinion letter is rendered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, the Base Prospectus or any prospectus filed pursuant to Rule 424(b) with respect thereto, other than as expressly stated herein.

In connection with our opinions expressed below, we have examined originals or copies certified or otherwise identified to our satisfaction of the following documents and such other documents, corporate records, certificates, and other statements of government officials and corporate officers of the Company as we deemed necessary for the purposes of the opinions set forth in this opinion letter:

a)	the Registration Statement;

b)	the Base Prospectus;

c)	a copy of the Third Amended and Restated Certificate of Incorporation of the Company, certified by the Secretary of the State of the State of Delaware on August 7, 2013 (the “Charter”);

d)	a copy of the Amended and Restated Bylaws of the Company as in effect on July 27, 2023;

e)	a copy of the Officer’s Certificate, certified by the EVP, General Counsel, Chief Administrative Officer and Secretary of the Company on the date hereof;

f)	the Registration Rights Agreement, dated December 31, 2009, by and among the Company, the Class A Holders, the Ripplewood Investors, the Thorne Investors and the other investors named therein, as amended by the amendment to the registration rights agreement by and among the Company and Thorndale Farm Gogo, LLC (as assignee to the interests of the Thorne Investors), dated April 9, 2021; and

g)	the Registration Rights Agreement, dated April 9, 2021, by and among the Company, Silver (XII) Holdings, LLC, and Silver (Equity) Holdings, LP, as amended by the amendment to the registration rights agreement, dated May 25, 2021, and as amended by the second amendment to the registration rights agreement, dated March 2, 2022.

We have relied, to the extent we deem such reliance proper, upon such certificates or comparable documents of officers and representatives of the Company and of public officials and upon statements and information furnished by officers and representatives of the Company with respect to the accuracy of material factual matters contained therein which were not independently established by us. In rendering the opinions expressed below, we have assumed, without independent investigation or verification of any kind, the genuineness of all signatures on documents we have reviewed, the legal capacity and competency of all natural persons signing all such documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to authentic, complete original documents of all documents submitted to us as copies, the truthfulness, completeness and correctness of all factual representations and statements contained in all documents we have reviewed, the accuracy and completeness of all public records examined by us, and the accuracy of all statements in certificates of officers of the Company that we reviewed.

In rendering the opinions contained herein, we have assumed that: (i) the Registration Statement and any supplements and amendments thereto, will comply with all applicable laws (and will remain effective and in compliance at the time of issuance, offer or sale of any Resale Shares thereunder); (ii) a prospectus supplement describing the Common Stock offered pursuant to the Registration Statement, to the extent required by applicable law and relevant rules and regulations of the Commission, will be timely filed with the Commission and will comply with all applicable laws; (iii) the definitive terms of the Common Stock (to the extent not already outstanding) will have been established in accordance with the authorizing resolutions adopted by the Board (or an authorized committee thereof), the Charter and applicable law; (iv) the Selling Security-Holders will issue and deliver the Resale Shares in the manner contemplated by the Registration Statement including the Prospectus; and (v) the Resale Shares will be issued and sold in compliance with applicable federal and state securities laws or applicable laws or regulations or any agreement or other instrument binding upon the Selling Security-Holders.

We have further assumed that the Resale Shares will be authorized, executed, countersigned by the transfer agent or registrar therefor and delivered by the Selling Security-Holders, as applicable, in accordance with applicable laws and sold as contemplated in the Registration Statement.

Based upon the foregoing assumptions and the assumptions set forth below, and subject to the qualifications and limitations stated herein, having considered such questions of law as we have deemed necessary as a basis for the opinions expressed below, we are of the opinion that the Resale Shares are validly issued, fully paid and non-assessable.

The opinions expressed above are limited to questions arising under the law of the State of New York and the Delaware General Corporation Law. We do not express any opinion as to the laws of any other jurisdiction.

This opinion letter is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act. This opinion letter is provided solely in connection with the distribution of the Resale Shares pursuant to the Registration Statement and is not to be relied upon for any other purpose.

The opinions expressed above are as of the date hereof only, and we express no opinion as to, and assume no responsibility for, the effect of any fact or circumstance occurring, or of which we learn, subsequent to the date of this opinion letter, including, without limitation, legislative and other changes in the law or changes in circumstances affecting any party. We assume no responsibility to update this opinion letter for, or to advise you of, any such facts or circumstances of which we become aware, regardless of whether or not they affect the opinions expressed in this opinion letter.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to our firm as counsel for the Company that has passed on the validity of the Common Stock appearing under the caption “Legal Matters” in the Base Prospectus forming part of the Registration Statement or any Prospectus. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

The opinions expressed above are limited to the matters stated in this opinion letter, and no opinion is implied or may be inferred beyond those expressly stated in this opinion letter.

Very truly yours,

/s/ White & Case LLP

SL:BW

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